Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

I, William J. Reuter, Chief Executive Officer, and Drew K. Hostetter, Chief Financial Officer, of Susquehanna Bancshares, Inc. (the “Company”), hereby certify that, based on our knowledge:

(1) The Company’s periodic report containing financial statements on Form 10-Q for the period ended March 31, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 14, 2003

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ WILLIAM J. REUTER William J. Reuter	/s/ DREW K. HOSTETTER Drew K. Hostetter

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